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                                                                     Exhibit 5.1


                   [LETTERHEAD OF LEONARD, STREET AND DEINARD]



July 2, 2004                                                Stephen M. Quinlivan
                                                                    612-335-7076
                                                   stephen.quinlivan@leonard.com

LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, South Dakota 57107

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by LodgeNet Entertainment Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 750,000 shares of the Company's common stock issuable pursuant to the Company's Stock Option Plan (the "Stock Option Plan"), it is our opinion that such shares of the common stock of the Company, when issued and sold in accordance with the Stock Option Plan, will be or have been legally issued, fully paid and nonassessable.

We hereby consent to the filing of this Opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

LEONARD, STREET AND DEINARD
Professional Association

/s/ Stephen M. Quinlivan

Stephen M. Quinlivan